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                                  EXHIBIT 3.5



          CANADA                                                          NUMBER
PROVINCE OF BRITISH COLUMBIA                                              330743


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                          PROVINCE OF BRITISH COLUMBIA

                  Ministry of Finance and Corporate Relations

                             REGISTRAR OF COMPANIES


                                   COMPANY ACT

                                   CERTIFICATE



                              I HEREBY CERTIFY THAT


                         NO. 96 SAIL VIEW VENTURES LTD.


                   HAS THIS DAY CHANGED ITS NAME TO THE NAME


                          EAST COAST EXPLORATIONS LTD.


                                          GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                                      VICTORIA, BRITISH COLUMBIA

                                               THIS 11TH DAY OF SEPTEMBER, 1987

                                                                     B. BECKWITH

                                             ASST. DEPUTY REGISTRAR OF COMPANIES